UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 26, 2006

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		651-293-2233

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2006, Ecolab Inc. (the “Company”) entered into a Note Purchase Agreement pursuant to which the Company will issue and sell, in a private placement, €300,000,000 aggregate principal amount of the Company’s senior notes in two series: 4.355% Series A Senior Notes due 2013 in the aggregate principal amount of €125,000,000 and 4.585% Series B Senior Notes due 2016 in the aggregate principal amount of €175,000,000. The sale of the notes is expected to close in December 2006. The proceeds from the notes will be used to refinance the Company’s €300,000,000 5.375% notes due February 2007.

The foregoing summary of the Note Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit (10) hereto and incorporated by reference herein.

A copy of the news release issued by the Company announcing entry into the Note Purchase Agreement is filed as Exhibit (99) to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(10)	Note Purchase Agreement, dated as of July 26, 2006 by and among Ecolab Inc. and the Purchasers party thereto.

(99)	Ecolab Inc. New Release dated July 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.
Date: July 27, 2006	By:	/s/Timothy P. Dordell
By: Timothy P. Dordell
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(10)	Note Purchase Agreement, dated as of July 26, 2006 by and among Ecolab Inc. and the Purchasers party thereto.	Filed herewith electronically.

(99)	Ecolab Inc. News Release dated July 26, 2006.	Filed herewith electronically.